POWER OF ATTORNEY
        I, Douglas G. Ober, appoint Lawrence L. Hooper, Jr.,
Geraldine H. Pare and Christine M. Sloan, signing singly, attorney in fact to:

(1) Execute on my behalf and in my capacity as a director and/or an officer of Petroleum & Resources Corporation, a Maryland corporation (the "Corporation"), Forms 3, 4 and 5 (the "Form" or "Forms") in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the "Act") and the rules thereunder and

(2) Perform any and all acts on my behalf which may be necessary or desirable to complete and execute any Form and timely file such Form with the United States Securities and Exchange
Commission and any stock exchange or similar authority; and

(3) Take any other action in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by me, it being understood that the documents executed by such attorney in fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in his discretion.

        I grant to each such attorney in fact full power and authority to do and perform any act necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present. I ratify and confirm all that such attorney in fact shall lawfully do by the rights and powers granted by this Power of Attorney. Each attorney in fact shall have full power of substitution or revocation.

        I acknowledge that the attorneys in fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

        This Power of Attorney shall remain in full force and effect until I am no longer required to file the Forms with respect to my holdings of and transactions in securities issued by the Company, unless I earlier revoke it in a signed writing delivered to the Office of the Secretary of the Company for distribution to the foregoing attorneys in fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd day of September, 2002.

Douglas G. Ober
DOUGLAS G. OBER